UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2020 (January 8, 2020)

SL GREEN REALTY CORP.

SL GREEN OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-13199	13-3956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Delaware	333-167793-02	13-3960398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Lexington Avenue New York, New York 10170 (Address of principal executive offices, including zip code)

Registrants’ telephone number, including area code: (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Each Class	Name of Each Exchange on Which Registered
SL Green Realty Corp.	SLG	Common Stock, $0.01 par value	New York Stock Exchange
SL Green Realty Corp.	SLG.PRI	6.500% Series I Cumulative Redeemable Preferred Stock, $0.01 par value, $25.00 mandatory liquidation preference	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Twenty-Seventh Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.

On January 8, 2020, SL Green Realty Corp. (the “Company”), as the general partner of SL Green Operating Partnership, L.P. (the “Operating Partnership”), entered into a twenty-seventh amendment (the “Twenty-Seventh Amendment”) to the Operating Partnership’s First Amended and Restated Agreement of Limited Partnership, dated August 20, 1997 (as amended through the date hereof, the “Partnership Agreement”), in respect of the issuance of one Series W Preferred Unit of the Operating Partnership (the “Series W Preferred Unit”) of limited partnership interests with a liquidation preference equal to the summation of the Cash Repurchase Consideration and the Liquidation Value, each as defined in the Twenty-Seventh Amendment (the “Series W Liquidation Preference”). The Series W Preferred Unit has been issued as a portion of the consideration for the acquisition of ownership interests in certain commercial real estate property and in exchange for the Series O Preferred Unit of the Operating Partnership governed by the eighteenth amendment to the Partnership Agreement. The terms of the Series W Preferred Unit provide, among other things, that the Series W Preferred Unit may be converted into common units of the Operating Partnership (“Common Units”), and following such conversion, in certain circumstances may be redeemed for cash and/or shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at the Company's discretion.

The Series W Preferred Unit provides for a cumulative quarterly preferential cash distribution equal to an amount calculated based on the Reference Class A Unit Distribution, as defined in the Twenty-Seventh Amendment.

The Series W Preferred Unit was issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Twenty-Seventh Amendment is qualified in its entirety by reference to the Twenty-Seventh Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth above under Item 1.01 is incorporated by reference herein with respect to the issuance by the Operating Partnership of the Series W Preferred Unit (as well as (i) the Common Units issuable upon conversion of the Series W Preferred Unit and (ii) the shares of Common Stock that may be issuable upon redemption of such Common Units).

In addition, on January 8, 2020, the Operating Partnership issued 2,742 Class B Common Units, which automatically convert into Class A Common Units. These Common Units were issued as a portion of the consideration for the acquisition of ownership interests in certain commercial real estate property. The Common Units were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Operating Partnership may satisfy redemption requests for such Common Units with shares of Common Stock, on a one-for-one basis, pursuant to the Operating Partnership’s First Amended and Restated Agreement of Limited Partnership, as amended to the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Twenty-Seventh Amendment, dated January 8, 2020, to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Andrew S. Levine
Andrew S. Levine
Executive Vice President, Chief Legal Officer and General Counsel

SL GREEN OPERATING PARTNERSHIP, L.P.

By: SL GREEN REALTY CORP., its general partner

/s/ Andrew S. Levine
Andrew S. Levine
Executive Vice President, Chief Legal Officer and General Counsel

Date: January 14, 2020

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